Exhibit 5.1

March 15, 2016

InVivo Therapeutics Holdings Corp.

One Kendall Square, Suite B1 4402

Cambridge, Massachusetts 02139

Re:                             InVivo Therapeutics Holdings Corp. — Registration Statement on Form S-3

Ladies and Gentlemen:

Reference is made to our opinion letter dated May 13, 2013 and included as Exhibit 5.1 to the Registration Statement on Form S-3 (File No. 333-188573) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), by InVivo Therapeutics Holdings Corp., a Nevada corporation (the “Company”). The Registration Statement was declared effective by the Commission on May 22, 2013 and included in such Registration Statement was the prospectus dated May 13, 2013 (the “Base Prospectus”). We are delivering this supplemental opinion letter in connection with the preliminary prospectus supplement dated March 14, 2016, filed by the Company with the Commission under Rule 424(b) of the Securities Act, and the final prospectus supplement dated March 15, 2016 and filed by the Company with the Commission under Rule 424(b) of the Securities Act (such final prospectus supplement, the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”). The Prospectus relates to the proposed offering by the Company (the “Offering”) of (i) up to 4,293,333 shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”) (including up to 560,000 shares of Common Stock subject to an over-allotment option granted by the Company to the underwriters) (collectively, the “Shares”); (ii) warrants to purchase up to 2,146,666 shares of Common Stock (including warrants to purchase up to 280,000 shares of Common Stock subject to an over-allotment option granted by the Company to the underwriters) (collectively, the “Warrants”); and (iii) up to 2,146,666 shares of Common Stock issuable upon exercise of the Warrants (collectively, the “Warrant Shares”). The Shares, the Warrants, and the Warrant Shares are collectively referred to herein as the “Securities”. The Securities are being sold pursuant to an underwriting agreement dated March 15, 2016, among the Company, the several underwriters listed in Schedule I thereto and Raymond James & Associates, Inc. as representative of the several underwriters (the “Underwriting Agreement”).

With respect to the opinions set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

A.            The Articles of Incorporation of the Company, as amended to date;

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B.            The Bylaws of the Company, as amended to date;

C.            The Registration Statement;

D.            The Prospectus;

E.             The Underwriting Agreement, dated March 15, 2016 (the “Underwriting Agreement”), by and between Raymond James & Associates, Inc., as representative of the several underwriters named on Schedule I therein (the “Underwriters”), and the Company;

F.              The resolutions of the Board of Directors of the Company (and committees thereof) relating to the approval of the filing of the Registration Statement and transactions in connection therewith, including the Offering; and

G.            Such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of originals or such latter documents.

For purposes of this opinion expressed below, we have assumed that a sufficient number of authorized but unissued shares of the Company’s Common Stock will be available for issuance when the Warrant Shares are issued.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations, and qualifications stated herein, we are of the opinion that:

1.              The Shares have been duly authorized and, when issued and sold in the manner and under the terms described in the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

2.              The Warrants have been duly authorized and, when issued and sold in the manner and under the terms described in the Underwriting Agreement, will be legally valid and binding obligations of the Company.

3.              The Warrant Shares have been duly authorized and, when issued and sold by the Company and delivered by the Company upon valid exercise thereof and against receipt of the exercise price therefor and in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

We express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than federal securities laws and the Nevada General Corporation Law. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We understand that this opinion is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed as of the date hereof and to the reference to this firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ GREENBERG TRAURIG, LLP

GREENBERG TRAURIG, LLP